     As filed with the Securities and Exchange Commission on July 29, 1999.

                                                           Registration No. 333-
--------------------------------------------------------------------------------




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  NANOGEN, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



               Delaware                                   330489621
     -------------------------------                -------------------
     (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)                 Identification No.)

       10398 Pacific Center Court
       San Diego, California 92121                         92121
     -------------------------------                -------------------
(Address of Principal Executive Offices)                (Zip Code)



                     NANOGEN, INC. 1997 STOCK INCENTIVE PLAN
                     ---------------------------------------
                            (Full title of the plan)

                                                             Copy to:

                HOWARD C. BIRNDORF                     THOMAS E. SPARKS, JR.
Chairman of the Board and Chief Executive Officer  Pillsbury Madison & Sutro LLP
                   Nanogen, Inc.                           P.O. Box 7880
            10398 Pacific Center Court                San Francisco, CA 94120
            San Diego, California 92121                   (415) 983-1000
                  (858) 410-4600                      -----------------------
           ----------------------------
           (Name, address and telephone
           number, including area code,
               of agent for service)


                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
                                                                Proposed           Proposed Maximum
   Title of Securities To Be            Amount To Be        Maximum Offering      Aggregate Offering        Amount of
          Registered                   Registered (1)      Price per Share (2)        Price (2)         Registration Fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par                925,000 shares            $7.156               $6,619,300            $1,840.17
value, including related
Series A Participating
Preferred Stock Purchase
Rights
------------------------------------------------------------------------------------------------------------------------------

(1)      Calculated pursuant to General Instruction E to Form S-8.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, upon the average of the high and low prices as reported on the Nasdaq National Market on July 22, 1999.



         The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

--------------------------------------------------------------------------------

       INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

GENERAL INSTRUCTION E INFORMATION

         This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

         Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission ("SEC") on April 17, 1998 (File No. 333-50381) is hereby incorporated by reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

         (1) Annual Report on Form 10-K (File No. 000-23541) for the fiscal year ended December 31, 1998;

         (2) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

         (3) The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A filed with the SEC on April 7, 1998; and

         (4) The description of the Preferred Stock Purchase Rights for Series A Participating Preferred Stock, par value $.001 per share, of the Registrant contained in Registrant's Registration Statement on Form 8-A filed with the SEC on November 24, 1998.

         In addition, all documents subsequently filed by Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 27, 1999.

                            NANOGEN, INC.



                            By               /S/ Howard C. Birndorf
                               -----------------------------------------------
                                               Howard C. Birndorf
                             Chairman of the Board and Chief Executive Officer


                                POWER OF ATTORNEY

           KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard C. Birndorf or Harry J. Leonhardt, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


           Signature                               Title                          Date
           ---------                               -----                          ----
     /s/ Howard C. Birndorf               Chairman of the Board and Chief      July 27, 1999
------------------------------------      Executive Officer (Principal
        Howard C. Birndorf                Executive Officer)

     /s/ Daniel D. Burgess                Vice President and Chief Financial   July 27, 1999
------------------------------------      Officer (Principal Financial and
        Daniel D. Burgess                 Accounting Officer)

     /s/ Tina S. Nova, Ph. D.             President, Chief Operating Officer   July 27, 1999
------------------------------------      and Director
        Tina S. Nova, Ph. D.

     /s/ Brook H. Byers                   Director                             July 27, 1999
------------------------------------
        Brook H. Byers

     /s/ Cam L. Garner                    Director                             July 27, 1999
------------------------------------
         Cam L. Garner

     /s/ David G. Ludvigson               Director                             July 27, 1999
------------------------------------
        David G. Ludvigson

     /s/ Thomas G. Lynch                  Director                             July 27, 1999
------------------------------------
        Thomas G. Lynch

                                INDEX TO EXHIBITS


Exhibit
Number                               Exhibit
-------      ------------------------------------------------------------------
   5.1       Opinion regarding legality of securities to be offered.

  10.1       1997 Stock Incentive Plan of Nanogen, Inc., as amended.

  23.1       Consent of Ernst & Young LLP, Independent Auditors.

  23.3       Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).

  24.1       Power of Attorney (see page 3).
